EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, David H. Thompson, Secretary and Chief Financial Officer, certify that:

1.

To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of International Absorbents Inc.

Date: September 11, 2009	/s/ DAVID H. THOMPSON David H. Thompson Secretary and Chief Financial Officer